EXHIBIT 99.1

PAST DUE AND IMPAIRED LOANS, NONPERFORMING ASSETS
AND TROUBLED DEBT RESTRUCTURINGS (TDRs)
(Unaudited)
(In Thousands)
(As amended effective October 20, 2016. See Explanatory Note to Form 8-K/A.)

	Sept. 30,	June 30,	Dec 31,	Sept. 30,
	2016	2016	2015	2015
Impaired loans with a valuation allowance	$3,621	$1,275	$1,933	$1,963
Impaired loans without a valuation allowance	7,514	8,055	8,041	7,812
Total impaired loans	$11,135	$9,330	$9,974	$9,775

Total loans past due 30-89 days and still accruing	$4,040	$6,945	$7,057	$4,780

Nonperforming assets:
Total nonaccrual loans	$12,481	$10,504	$11,517	$11,632
Total loans past due 90 days or more and still accruing	7,539	4,654	3,229	2,833
Total nonperforming loans	20,020	15,158	14,746	14,465
Foreclosed assets held for sale (real estate)	2,321	2,052	1,260	1,363
Total nonperforming assets	$22,341	$17,210	$16,006	$15,828

Loans subject to troubled debt restructurings (TDRs):
Performing	$946	$1,047	$1,186	$1,043
Nonperforming	5,032	5,102	5,178	5,182
Total TDRs	$5,978	$6,149	$6,364	$6,225

Total nonperforming loans as a % of loans	2.70%	2.08%	2.09%	2.13%
Total nonperforming assets as a % of assets	1.79%	1.40%	1.31%	1.28%
Allowance for loan losses as a % of total loans	1.13%	1.09%	1.12%	1.09%
Allowance for loan losses as a % of nonperforming loans	42.06%	52.31%	53.50%	51.27%